UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): October 31, 1996


                           SECOM GENERAL CORPORATION
            (Exact name of registrant as specified in its charter)



            DELAWARE                        0-14299             87-0410875
(State or other jurisdiction of           (Commission         (IRS Employer
 incorporation or organization)           File Number)      Identification No.)

 46035 GRAND RIVER AVENUE, NOVI, MICHIGAN                            48374
 (Address of principal executive offices)                          (Zip Code)

      Registrant's telephone number, including area code: (810)-305-9410

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Item 2. Acquisition or Disposition of Assets.

(a) On October 31, 1996, Milford Manufacturing Corp. ("MMC" or the "Company"), a wholly-owned subsidiary of Secom General Corporation ("Secom") consummated the acquisition of certain manufacturing assets and operations of VarityKelsey-Hayes Corporation's ("Varity") Milford, Michigan facility pursuant to an Acquisition Agreement (the "Agreement") between it and Varity. Assets acquired by MMC include (1) a 70,000 square foot industrial building located on approximately 6.6 acres, and (2) machinery, equipment and related tooling necessary for the manufacture of various machined brake valve body parts. The Agreement requires MMC to pay Varity total consideration of approximately $4.5 million, as follows: (1) $1.2 million paid to Varity by MMC at closing, (2) approximately $900,000 to be paid in November 1996 for inventory, certain production tooling-in-progress, and for the buy-out of two machines under an operating lease with a finance company, (3) the assumption by MMC of approximately $2 million of certain retiree health care obligations for the active employees at the facility as of the closing date, and (4) the assumption by MMC of up to $350,000 related to the Milford union employee pension fund. The Company paid the cash at closing from funds available under an existing Secom revolving bank line of credit with First Chicago/NBD.

(b) Prior to the acquisition, the assets were used to manufacture brake fluid valve parts for various VarityKelsey-Hayes facilities. Secom intends to continue this activity using the machinery and equipment acquired in the transaction. In connection with the Agreement, MMC has entered into a five-year supply agreement with Varity wherein MMC will supply brake fluid valve parts to various VarityKelsey-Hayes facilities.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

It is impracticable for Secom to provide the required financial statements for the acquired business as of the date of this Report because the information is not yet available. Financial statements as specified by section 210.3.05(b) will be filed in an amended 8-K filing no later than 60 days after this Report has been filed.

(b) Pro forma financial information.

It is impracticable for Secom to provide the required pro forma financial information for the acquired business as of the date of this Report because the information is not yet available. Pro forma financial information will be filed in an amended 8-K filing no later than 60 days after this Report has been filed.

(c) Exhibits.

2.1   Acquisition Agreement

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SECOM GENERAL CORPORATION
                                      -------------------------
                                              (Registrant)

Date       November 15, 1996              /s/ DAVID J. MARCZAK
     ----------------------------     --------------------------
                                              (Signature)


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                                 EXHIBIT INDEX

Exhibit
Number                       Description                   Page No.
-------                      -----------                   --------

2.1 Acquisition Agreement dated October 31, 1996 between Milford Acquisition, Inc. (n/k/a
               Milford Manufacturing Corp.) and Kelsey-Hayes
               Company, d/b/a Varity Kelsey-Hayes
                                                            E-1